EXHIBIT 99.1

Guardian Energy to purchase Heron Lake Ethanol Plant

Company cites commitment to ethanol industry and rural communities behind purchase

FOR IMMEDIATE RELEASE

Janesville, MN (January 23, 2013) - Guardian Energy Heron Lake, LLC has announced that it has signed an agreement to acquire the ethanol production assets from Heron Lake BioEnergy, LLC.  The transaction, which also includes a 73% ownership interest in subsidiary Agrinatural Gas, LLC, the pipeline company formed to construct, own, and operate a natural gas pipeline that provides natural gas to Heron Lake BioEnergy’s ethanol production facility through a connection with the natural gas pipeline facilities of Northern Border Pipeline Company in Cottonwood County, Minnesota, is expected to close on or before March 1, 2013 pending regulatory and member approval.

Purchasing 21 million bushels of locally grown corn, the Heron Lake natural gas fired ethanol plant produces nearly 60 million gallons of ethanol and 177,000 tons of distillers dried grains (DDGS) annually.  The ethanol plant began producing ethanol in October 2007 and has 35 full-time employees.

According to Don Gales, CEO, Guardian Energy Heron Lake, LLC is the wholly owned subsidiary of Guardian Energy Heron Lake Holdings, LLC which is owned by four Midwest ethanol plants: Al-Corn Clean Fuel Cooperative (Claremont, MN), Chippewa Valley Ethanol Company (Benson, MN), Heartland Corn Products (Winthrop, MN), and KAAPA Ethanol LLC (Minden, NE).  “This ownership group has a history of operating successful ethanol plants both individually and cooperatively,” added Gales.  The purchase of the facility is viewed as a further commitment to the ethanol industry by the Guardian Energy family.  “We look forward to developing long lasting relationships with area producers and the surrounding communities,” said Gales.

Upon the purchase closing, Guardian Energy Heron Lake plans to honor all existing corn contracts associated with the Heron Lake facility.  Guardian Energy Heron Lake plans to hold producer meetings to discuss grain procurement within 30-45 days of the closing date.

Bob Ferguson, Heron Lake BioEnergy, LLC Chief Executive Officer stated that the acquisition of Heron Lake BioEnergy, LLC by the Guardian Group will provide local producers with an ongoing option to market their corn through a group of plants which have grown through the early days of ethanol to become Guardian Energy Heron Lake Holdings, LLC today.  Ferguson continued, “The ability to continue relations with a company which has its emphasis on ethanol and DDGS production is positive to the local area and economy.  We welcome Guardian Energy Heron Lake to the Heron Lake area, and wish them success as they move forward in the biofuels industry.”

About the Guardian Energy Family of Companies

Guardian Energy, LLC was formed in September of 2009 by six farmer-owned ethanol plants located in Little Falls, Benson, Claremont, and Winthrop, Minnesota as well as Mason City, Iowa and Minden, Nebraska to purchase the 120 MGY ethanol production facility in Janesville, MN.  In 2010, Heartland Corn Products (Winthrop, MN), KAAPA Ethanol LLC (Minden, NE), and Chippewa Valley Ethanol Company (Benson, MN) purchased majority interest in the 60 MGY ethanol production facility in Lima, OH.   Together, these plants believe the economic benefits of producing ethanol should remain in the rural communities, which has been vital to the success of each of the member plants involved in Guardian.  Guardian plants presently have production capacity of 180 millions of gallons of ethanol and 500,000 tons of distillers annually.   All Guardian owners are members of Renewable Products Marketing Group (RPMG), based in Shakopee, MN, a leader in ethanol and dried distillers grains marketing.  To learn more about the Guardian Energy family, please visit www.guardiannrg.com (Janesville, MN) or www.guardianlima.com (Lima, OH).

Important Information Regarding the Transaction and Plan of Dissolution

Heron Lake BioEnergy, LLC will file with the SEC a proxy statement containing information about the transaction with Guardian Energy Heron Lake, LLC and its plan of dissolution.  THE HLBE MEMBERS AND UNIT HOLDERS ARE ADVISED TO READ HLBE’S PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS THAT HLBE FILES WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT HLBE, GUARDIAN, THE TRANSACTION, AND HLBE’S DISSOLUTION AND RELATED TRANSACTIONS.

Members and unit holders may obtain a copy of the proxy statement when it becomes available, as well as other documents filed by HLBE with the SEC, by visiting HLBE’s website at

www.heronlakebioenergy.com.  Copies of the proxy statement, when it becomes available, and HLBE’s other filings with the SEC may also be obtained from HLBE by writing to the Corporate Secretary, Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137, or by calling the Corporate Secretary at (507) 793-0077.

Participants in the Solicitation

Heron Lake BioEnergy, LLC and its governors, executive officers and other members of its management may be deemed to be soliciting proxies from HLBE’s members in favor of the Guardian transaction and the plan of dissolution. Members and unit holders may obtain more detailed information regarding the direct and indirect interests in the transaction and the plan of dissolution of persons who may, under the rules of the SEC, be considered participants in the solicitation of HLBE’s members and unit holders in connection with the transaction and the plan of dissolution by reading the preliminary and definitive proxy statements regarding the transaction and the plan of dissolution, which will be filed with the SEC. Information about HLBE’s directors and executive officers may be found in the definitive proxy statement filed with the SEC on February 28, 2012, as well as Current Reports on Form 8-K dated November 12, 2012 and November 26, 2012. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to HLBE as described above.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. Risks include, but are not limited to: the inability to obtain all required consents and approvals, including member approval of the Guardian transaction and the plan of dissolution, the conditions to the closing of the transaction may not be satisfied, tax laws may be changed, HLBE may be unable to liquidate its remaining assets, the transaction may involve unexpected costs, liabilities, and/or delays, the occurrence of any event, change, or other circumstance that could give rise to the termination of the Asset Purchase Agreement, risks that the transaction disrupts current plans and operations and the potential difficulties in maintaining relationships with employees, customers and other business partners, other risks to consummate the transaction, including the risk that the transaction will not be consummated within the expected time frame or at all, the ability to dissolve HLBE, and the risks associated with the ethanol industry in general.  Further information and risks regarding factors that could affect HLBE’s business, operations, financial results or financial positions are discussed from time to time in HLBE’s SEC filings and reports, and will be discussed in the proxy statement that HLBE will provide to members.  HLBE’s members and unit holders are urged to consider these risks, uncertainties, and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. HLBE undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media inquiries, contact:

Cathy Riley

Communications Consultant

507-514-0838

criley@guardiannrg.com